UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2017

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32227	20-0486586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabela Drive, Sidney, Nebraska 69160

(Address of Principal Executive Offices) (Zip Code)

(308) 254-5505

(Registrant’s telephone number, including area code)

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2017, the Compensation Committee of the Board of Directors of Cabela’s Incorporated, a Delaware corporation (the “Company”), approved and the Company issued a Company cash-based incentive award letter to each of Thomas L. Millner, the Chief Executive Officer of the Company, Scott K. Williams, the President of the Company, and Ralph W. Castner, the Executive Vice President and Chief Financial Officer of the Company (the “Company Award Letters”), and World’s Foremost Bank, a Nebraska banking corporation and wholly owned subsidiary of the Company (“WFB”), issued a cash-based incentive letter to Sean Baker, an Executive Vice President of the Company and Chief Executive Officer of WFB (the “WFB Award Letter” and, together with the Company Award Letters, the “Award Letters”). The Company entered into such Award Letters in lieu of granting its ordinary course annual equity-based incentive awards to such named executive officers of the Company for 2017 because of restrictions imposed by the Agreement and Plan of Merger, dated as of October 3, 2016, by and among Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company, which provides for Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”), which restricts the Company from granting equity awards to its officers and employees. In connection with the Merger, the Company entered into a Sale and Purchase Agreement, dated as of October 3, 2016, by and among the Company, WFB, and Capital One, National Association, a national banking association (“Capital One”), pursuant to which Capital One will purchase the business of WFB, which includes the credit card program operated by the Company, using WFB as the issuer (the “Bank Sale,” and, together with the Merger, the “Transactions”).

Under the terms of the Award Letters, each of the named executive officers of the Company is granted a cash-based incentive award, pursuant to which such named executive officer of the Company is eligible to receive a cash incentive payment, subject to certain vesting conditions, as described below:

•	fifty percent (50%) of such cash incentive payment will vest if such named executive officer remains in continuous employment with the Company or WFB, as applicable, through the first anniversary of the date such cash-based incentive award was granted;

•	the remainder of such cash incentive payment will vest if the named executive officer remains in continuous employment with the Company or WFB, as applicable, through the second anniversary of the date such cash-based incentive award was granted; and

•	any unvested portion of such cash incentive payment will become fully vested if either (a) a Change in Control (as defined in the Company’s 2013 Stock Plan), including the Transactions, occurs prior to the second anniversary of the date such cash-based incentive award was granted and such named executive officer remains in continuous employment through the date of the consummation of the Change in Control, or (b) such named executive officer’s employment with the Company or WFB, as applicable, terminates prior to the second anniversary of the date such cash-based incentive award was granted due to death or disability.

The cash incentive payments under the Award Letters are in the following amounts, which are significantly lower in value than the long-term incentive awards that otherwise would have been granted if the Company had granted equity-based compensation awards in 2017 in the ordinary course of business consistent with past practice:

Name and Title	Aggregate Cash Incentive Payment
Thomas L. Millner, Chief Executive Officer	$1,200,000
Scott K. Williams, President	$750,000
Sean Baker, Executive Vice President and Chief Executive Officer of World’s Foremost Bank	$375,000
Ralph W. Castner, Executive Vice President and Chief Financial Officer	$375,000

The foregoing description of the Award Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Letters, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Cabela’s Incorporated Cash Incentive Award Letter

10.2	Form of World’s Foremost Bank Cash Incentive Award Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

March 3, 2017	By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Cabela’s Incorporated Cash Incentive Award Letter

10.2	Form of World’s Foremost Bank Cash Incentive Award Letter